EXHIBIT 99.1

April 6, 2017

George McGovern, III

Chairman, Board of Directors

Health Discovery Corporation

VIA Email

Hello George,

Due to health reasons, I hereby resign as a director of Health Discovery Corporation, effective immediately. The Company has my best wishes and support going forward.

/s/ William F. Quirk, Jr.

cc: Health Discovery Corporation Board of Directors